                                                                   EXHIBIT 99.8

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Fast Towing, Inc.:

  We have audited the accompanying balance sheet of Fast Towing, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fast Towing, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Phoenix, Arizona
July 31, 1998

                               FAST TOWING, INC.

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 92,186    $ 22,200
  Trade accounts receivable...........................    214,958     100,449
  Prepaid expenses and other current assets...........      7,214      37,514
                                                         --------    --------
    Total current assets..............................    314,358     160,163
Property and equipment, net (note 2)..................    469,825     515,119
Other assets..........................................     18,531       1,600
Intangibles, net (note 3).............................     17,014      16,431
                                                         --------    --------
    Total assets......................................   $819,728    $693,313
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit (note 4).............................   $ 49,113    $238,763
  Accounts payable....................................      5,803      37,594
  Income taxes payable (note 6).......................      1,220         --
  Deferred income taxes (note 6)......................      5,889       5,889
  Accrued expenses....................................      8,460      14,054
  Other accrued liabilities...........................      3,000       6,267
                                                         --------    --------
    Total current liabilities.........................     73,485     302,567
                                                         --------    --------
Stockholders' equity:
  Common stock, no par value, 100,000 shares
   authorized and 550 shares issued and outstanding...        550         550
  Retained earnings...................................    745,693     390,196
                                                         --------    --------
    Total stockholders' equity........................    746,243     390,746
Commitments and contingencies (notes 4, 5 and 8)
                                                         --------    --------
    Total liabilities and stockholders' equity........   $819,728    $693,313
                                                         ========    ========



                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                            STATEMENT OF OPERATIONS

                                                              SIX-MONTHS
                                             YEAR ENDED      ENDED JUNE 30
                                            DECEMBER 31, ---------------------
                                                1997        1997       1998
                                            ------------ ---------- ----------
                                                              (UNAUDITED)
Net revenue................................  $3,354,597  $1,438,065 $1,850,910
Cost of revenue............................   1,775,911     796,991    914,517
                                             ----------  ---------- ----------
    Gross profit...........................   1,578,686     641,074    936,393
Selling, general and administrative
 expenses..................................   1,431,882     446,067  1,123,447
                                             ----------  ---------- ----------
    Income (loss) from operations..........     146,804     195,007   (187,054)
                                             ----------  ---------- ----------
Other (expense):
  Interest (expense) income................      (6,703)        373        408
  Gain (loss) on sale of assets............      (9,545)      7,708   (140,213)
                                             ----------  ---------- ----------
    Income (loss) before income taxes......     130,556     203,088   (326,859)
  Income tax expense (note 6)..............      47,009      40,710     28,638
                                             ----------  ---------- ----------
    Net income (loss)......................  $   83,547  $  162,378 $ (355,497)
                                             ==========  ========== ==========



                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      TOTAL
                                                COMMON RETAINED   STOCKHOLDERS'
                                                STOCK  EARNINGS      EQUITY
                                                ------ ---------  -------------
Balance at December 31, 1996...................  $550  $ 662,146    $ 662,696
Net income.....................................   --      83,547       83,547
                                                 ----  ---------    ---------
Balance at December 31, 1997...................   550    745,693      746,243
Net loss--six-months ended June 30, 1998
 (unaudited)...................................   --    (355,497)    (355,497)
                                                 ----  ---------    ---------
Balance at June 30, 1998 (unaudited)...........  $550  $ 390,196    $ 390,746
                                                 ====  =========    =========

                               FAST TOWING, INC.

                            STATEMENT OF CASH FLOWS

                                                               SIX-MONTHS
                                               YEAR ENDED    ENDED JUNE 30
                                              DECEMBER 31, -------------------
                                                  1997       1997      1998
                                              ------------ --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..........................   $ 83,547   $162,378  $(355,497)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization............    212,144     93,703     90,196
    Deferred income taxes....................      5,889        --         --
    Loss (gain) on sale of property and
     equipment...............................      9,545     (7,708)   140,213
    (Increase) decrease in trade accounts
     receivable..............................    (20,750)   (73,061)   114,509
    Decrease (increase) in prepaid expenses
     and other current assets................      1,363    (18,023)   (30,300)
    Decrease in other assets.................      1,307     16,163     16,931
    Increase in accounts payable.............      5,803        --      31,791
    (Decrease) increase in income taxes
     payable.................................    (30,031)     9,459    (30,760)
    (Decrease) increase in accrued expenses..     (4,468)    (4,047)    38,401
                                                --------   --------  ---------
      Net cash provided by operating
       activities............................    264,349    178,864     15,484
                                                --------   --------  ---------
Cash flows from investing activities:
  Purchases of property and equipment........   (158,455)   (50,615)  (321,066)
  Proceeds from sale of equipment............    119,600     21,195     45,946
  Issuance of note receivable................        --     (15,000)       --
                                                --------   --------  ---------
      Net cash used in investing activities..    (38,855)   (44,420)  (275,120)
                                                --------   --------  ---------
Cash flows from financing activities:
  Net increase in line of credit.............     49,113        --     189,650
  Principal payments on long-term debt.......   (241,606)   (48,066)       --
                                                --------   --------  ---------
      Net cash (used in) provided by
       financing activities..................   (192,493)   (48,066)   189,650
                                                --------   --------  ---------
      Net increase (decrease) in cash and
       cash equivalents......................     33,001     86,378    (69,986)
Cash and cash equivalents at beginning of
 period......................................     59,185     59,185     92,186
                                                --------   --------  ---------
Cash and cash equivalents at end of period...   $ 92,186   $145,563  $  22,200
                                                ========   ========  =========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
    Interest.................................   $  7,471
                                                ========
    Income taxes.............................   $ 70,660
                                                ========


                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

  Fast Towing, Inc. was founded in 1991 and operates as an Arizona corporation. Fast Towing's primary business is towing, impounding and storing vehicles. Fast Towing has two facilities in the Phoenix metropolitan area. It operates approximately 34 vehicles.

  On June 14, 1997, Fast Towing purchased substantially all of the assets and assumed certain liabilities of Pars Towing, Inc. The purchase price of $162,000 was conveyed in the form of a note payable to the seller. The transaction was accounted for under the purchase method of accounting.

REVENUE RECOGNITION

  Fast Towing operates as one segment related to the transportation of vehicles for customers.

  Fast Towing's revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents of $92,186 at December 31, 1997 consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statements of cash flows, Fast Towing considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method for leasehold improvements and the double-declining method for all other assets over the estimated useful lives of the individual assets. For financial statement purposes, Fast Towing provides for depreciation of property and equipment over the following estimated useful lives.

     Transportation equipment.......................................     5 years
     Furniture and fixtures.........................................     7 years
     Office equipment...............................................     5 years
     Leasehold improvements......................................... 10-39 years

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Fast Towing on bank loans with similar terms and maturities, the fair value of Fast Towing's financial instruments approximates their carrying values.

INCOME TAXES

  Income taxes are accounted for under the asset and liability method for Fast Towing, Inc. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets

                               FAST TOWING, INC.

and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

  Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

USE OF ESTIMATES

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consists of the following:

     Transportation equipment....................................... $  842,948
     Machinery and equipment........................................     50,877
     Office equipment...............................................     46,628
     Leasehold improvements.........................................     98,393
                                                                     ----------
                                                                      1,038,846
     Less accumulated depreciation and amortization.................   (569,021)
                                                                     ----------
                                                                     $  469,825
                                                                     ==========

  Depreciation of property and equipment in 1997 totaled $211,658.

(3) INTANGIBLES

  Intangibles consist primarily of goodwill and a trade name. Intangibles are being amortized on a straight-line basis over the expected period to be benefited, generally 15 years.

(4) INDEBTEDNESS

  Fast Towing maintains a $300,000 line of credit with Valley First Community Bank. The line of credit bears interest at 9.5%. The line is collateralized by substantially all the assets of Fast Towing. There were $49,113 in borrowings against this line of credit at December 31, 1997.

                               FAST TOWING, INC.

(5) LEASES

  Fast Towing has several noncancelable operating leases, primarily for transportation equipment and its operating facilities, that expire over the next five years. Rental payments for the transportation equipment include minimum rentals plus contingent rentals based on mileage. Rent expense in 1997 was $161,797.

  Future minimum operating lease payments as of December 31, 1997 are:

     Year ending December 31,
       1998............................................................ $262,503
       1999............................................................  263,103
       2000............................................................  228,547
       2001............................................................  188,858
       2002............................................................   33,147
                                                                        --------
                                                                        $976,158
                                                                        ========

(6) INCOME TAXES

  Income tax expense for the years ended December 31, 1997 consists of:

     Current:
       Federal.......................................................... $31,575
       State............................................................   9,545
                                                                         -------
                                                                          41,120
                                                                         -------
     Deferred:
       Federal..........................................................   4,522
       State............................................................   1,367
                                                                         -------
                                                                           5,889
                                                                         -------
                                                                         $47,009
                                                                         =======

  The provision for income taxes differs from the amount computed by applying the statutory Federal income tax rate to income before taxes. The sources and tax effects of the differences are as follows:

     Computed "expected" federal income tax expense.................... $38,832
     Expected state income taxes, net of federal benefit...............   7,667
     Non deductible item...............................................      31
     Other.............................................................     479
                                                                        -------
                                                                        $47,009
                                                                        =======

  The tax effects of temporary differences that give rise to a deferred tax liability as of December 31, 1997 are as follows:

     Deferred tax assets (liabilities):
       Trade accounts receivable...................................... $(8,175)
       Accounts payable...............................................   2,286
                                                                       -------
         Net deferred tax liability................................... $(5,889)
                                                                       =======

                               FAST TOWING, INC.

(7) RELATED PARTY TRANSACTIONS

  During 1997, Fast Towing made payments of $39,606 to a stockholder in payment of a note.

(8) CONTINGENT LIABILITIES

  Various legal claims arise against Fast Towing during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(9) SUBSEQUENT EVENT

  During June 1998, the stockholders entered into an agreement to sell Fast Towing to United Road Services, Inc. The transaction, completed June 29, 1998, was a cash transaction. The selling price of Fast Towing exceeds its net assets as of December 31, 1997.